                                                                   EXHIBIT 17(o)

                      SUNAMERICA STYLE SELECT SERIES, INC.
                         International Equity Portfolio

                               ----------------

                       IMPORTANT NEWS FOR SHAREHOLDERS OF
                   SUNAMERICA STYLE SELECT SERIES, INC. ONLY*

                               ----------------

   While we encourage you to read the full text of the enclosed Proxy Statement and Prospectus, here is a brief overview of some matters affecting your Portfolio that require a shareholder vote.

                           Q&A: QUESTIONS AND ANSWERS

Q. WHAT IS HAPPENING?

A. You are being asked to vote on a proposal to reorganize your Portfolio with a newly created SunAmerica Mutual Fund--the SunAmerica International Equity Fund (the "New SunAmerica International Equity Fund) a series of SunAmerica Equity Funds. We refer to this proposed transaction as the "Reorganization." The New SunAmerica International Equity Fund is intended to be a successor to your Portfolio, and you will remain invested in a mutual fund with a similar investment objective and investment techniques. Shareholders of three other mutual funds are also being asked to reorganize their funds into the new SunAmerica International Equity Fund.


   In connection with their consideration of the Reorganization, your Portfolio's Board of Directors also reviewed your Portfolio's subadvisory arrangements that were then in effect. The Board determined that it was in your best interests to terminate the Portfolio's subadvisory arrangements and determined that the Portfolio would be more appropriate as a single-adviser Portfolio, rather than a multi-managed Portfolio. Therefore, on September 4, 2001, SunAmerica Asset Management Corp. ("SAAMCo"), the Portfolio's investment manager, assumed direct responsibility for day-to-day portfolio management of the Portfolio. After the Reorganization, your Portfolio will be managed by SAAMCo and subadvised by AIG Global Investment Corp. ("AIGGIC"), an affiliate of SAAMCo, as part of the New SunAmerica International Equity Fund.


Q. WHAT IS THE REORGANIZATION?

A. SAAMCo presented to the Board of Directors of SunAmerica Style Select Series, Inc. a proposal to reorganize your Portfolio with the New SunAmerica International Equity Fund. Under this proposal, your Portfolio would be reorganized into the New SunAmerica International Equity Fund, and you will become a shareholder of the New SunAmerica International Equity Fund in place of your Portfolio. The Board of Directors of SunAmerica Style Select Series, Inc. unanimously approved the Reorganization.


   The SunAmerica International Equity Portfolio shareholders must approve the Reorganization. The attached Proxy Statement and Prospectus describes the proposed Reorganization.

   The Board of Directors of SunAmerica Style Select Series, Inc., including all of the Independent Directors, unanimously recommends that you vote FOR the Reorganization.


Q. HOW WILL THE REORGANIZATION AFFECT MY ACCOUNT?

A. If shareholders approve the Reorganization, your Portfolio shares will be exchanged, on a tax-free basis, for an equal aggregate dollar value of shares of the New SunAmerica International Equity Fund. This means that you may end up with a different number of shares compared to what you originally held, but the total dollar value of your shares will be the same.

--------
* Shareholders of North American Funds should direct their attention to the "IMPORTANT NEWS FOR SHAREHOLDERS OF NORTH AMERICAN FUNDS ONLY" that immediately precedes this discussion.

   You will receive the same class of New SunAmerica International Equity Fund shares as the Portfolio shares you hold immediately prior to the Reorganization.


Q. WHY DOES THE BOARD RECOMMEND THE APPROVAL OF THE REORGANIZATION?

A. Your Board has based this recommendation on its consideration of the principal reasons underlying the Reorganization, including the following: the fact that, following the Reorganization, shareholders would remain invested in a mutual fund having substantially the same investment objective and similar, though not identical, investment techniques; the fees and expenses of your Portfolio and the New SunAmerica International Equity Fund; potential benefits to shareholders, such as the potential for reduced operating expenses over time due to economies of scale; and the fact that the Reorganization will not adversely effect the interests of shareholders. After the Reorganization, shareholders of your Portfolio will hold shares of the same aggregate net asset value in the New SunAmerica International Equity Fund.


Q. WHO WILL MANAGE MY FUND AFTER THE REORGANIZATION?

A. SAAMCo is currently responsible for day-to-day portfolio management of your Portfolio. After the Reorganization, SAAMCo will be the manager and AIGGIC will be the subadviser responsible for day-to-day portfolio management of the New SunAmerica International Equity Fund.


Q. WILL THE REORGANIZATION BE TAX-FREE?

A. The Reorganization will be accomplished on a tax-free basis. This means that you should not realize any federal capital gains (or losses) when your Portfolio shares are exchanged for New SunAmerica International Equity Fund shares.


Q. HOW DOES THE BOARD OF DIRECTORS OF SUNAMERICA STYLE SELECT SERIES, INC. RECOMMEND THAT I VOTE?

A. After careful consideration, based upon their evaluation of all relevant information, and after meeting with counsel to the Independent Directors regarding the legal issues involved, the Board, including the Independent Directors, recommends that you vote FOR the proposal on the enclosed proxy card.


Q. WHO GETS TO VOTE?

A. If you owned shares on September 17, 2001, you are entitled to vote, even if you later sold the shares. Each share of your Portfolio is entitled to one vote, with fractional shares voting proportionally.

Q. I'M A SMALL INVESTOR. WHY SHOULD I VOTE?

A. Your vote makes a difference. If many small shareholders just like you fail to vote their proxies, your Portfolio may not receive enough votes to go forward with the Special Meeting of Shareholders and additional costs will be incurred through further proxy solicitations.


Q. HOW DO I VOTE?

A. You may have several different ways to vote, including mail, speaking with a representative on the telephone, or voting on-line over the Internet. The proxy card accompanying the proxy statement and prospectus will include specific instructions as to how to vote your shares. If you have any questions on the proposal, please call Georgeson Shareholder at 1-888-850-2811.


   Your vote is important. Please vote promptly to avoid the additional expense of another solicitation.

                                                                   Exhibit 17(o)

                              NORTH AMERICAN FUNDS

                                 Balanced Fund
                             Large Cap Growth Fund
                              Growth & Income Fund
                              Mid Cap Growth Fund

                               ----------------

                        IMPORTANT NEWS FOR SHAREHOLDERS

                               ----------------

   While we encourage you to read the full text of the enclosed Proxy Statement and Prospectus, here is a brief overview of some matters affecting your Fund that require a shareholder vote.

                           Q&A: QUESTIONS AND ANSWERS

Q. WHAT IS HAPPENING?

A. American International Group, Inc. ("AIG") acquired American General Corporation on August 29, 2001 in a transaction we call the "AIG Merger." AIG is a leading U.S.-based international insurance and financial services organization.

   As a result of the AIG Merger, American General Asset Management Corp. ("AGAM"), your Fund's investment adviser, became part of AIG. SunAmerica Asset Management Corp. ("SAAMCo") is also part of AIG and serves as investment adviser to the SunAmerica Mutual Funds, a $7 billion mutual fund complex.

   You are being presented with two important matters to vote on as a result of the AIG Merger:

    . The continuation of your Fund's investment advisory agreement with AGAM following the AIG Merger;

    . A proposal to reorganize your Fund with a SunAmerica Mutual Fund. As described in more detail below, there is a proposal to combine each series of North American Funds with a single corresponding SunAmerica Mutual Fund. We refer to each series of North American Funds as a "North American Fund," each series of the SunAmerica Mutual Funds as a "SunAmerica Fund," and each proposed transaction between them as a "Reorganization."

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT WITH AGAM IN PROPOSAL NO. 1?

A. Applicable securities laws require a shareholder vote on a new investment advisory agreement whenever there is a change in control of a fund's investment adviser, because upon such a change in control, the agreement between the investment adviser and the fund terminates automatically. Accordingly, because the AIG Merger resulted in a change in control of AGAM, and therefore the termination of North American Funds' investment advisory agreement with AGAM, shareholder approval of the new investment advisory agreement with AGAM is required. The new investment advisory agreement that shareholders are being asked to approve is the same in all material respects as the North American Funds' previous investment advisory agreement with AGAM. The new investment advisory agreement, as approved by shareholders, will take effect immediately. If you approve the Reorganization applicable to your Fund, the agreement with AGAM will terminate when the Reorganization is completed.

  The Board of Trustees of North American Funds, including all of the Independent Trustees, unanimously recommends that you vote FOR the proposal to approve the new investment advisory agreement with AGAM.

Q. WHAT ARE THE REORGANIZATIONS?

A. In anticipation of completion of the AIG Merger, AGAM and SAAMCo presented to the Board of Trustees of North American Funds a proposal to reorganize your Fund with a single comparable SunAmerica Fund. Under each relevant proposal, your Fund would be combined with a corresponding SunAmerica Fund, and you would become a shareholder of the corresponding SunAmerica Fund. The Board of Trustees of North American Funds unanimously approved each Reorganization.

  North American Fund shareholders are asked to approve the Reorganization. The attached Proxy Statement and Prospectus describes each proposed Reorganization. Specifically, you will find information relating to the following Reorganizations:

      North American Fund:   SunAmerica Fund:
      --------------------   ----------------
      Balanced Fund          SunAmerica Balanced Assets Fund
      Large Cap Growth Fund  SunAmerica Blue Chip Growth Fund
      Growth & Income Fund   SunAmerica Growth and Income Fund
      Mid Cap Growth Fund    SunAmerica Growth Opportunities Fund

   The Board of Trustees of North American Funds, including all of the Independent Trustees, unanimously recommends that you vote FOR the Reorganization.

Q. HOW WILL THE REORGANIZATIONS AFFECT MY ACCOUNT?

A. If shareholders approve a Reorganization, your North American Fund shares will be exchanged, on a tax-free basis, for an equal aggregate dollar value of shares of the corresponding SunAmerica Fund. This means that you may end up with a different number of shares compared to what you originally held, but the total dollar value of your shares will be the same.

   You will receive the same class of SunAmerica Fund shares as the North American Fund shares you hold immediately prior to the Reorganization. (However, if you own Class C shares of a North American Fund, you will receive Class II shares of the corresponding SunAmerica Fund since that is the class of SunAmerica Fund shares that corresponds to North American Fund Class C shares.)

Q. WHY DOES THE BOARD RECOMMEND APPROVAL OF THE REORGANIZATIONS?

A. Your Board has based this recommendation on its consideration of the principal reasons underlying each Reorganization, including the following: the fact that, following each Reorganization, shareholders of each North American Fund would remain invested in a mutual fund having substantially the same or similar investment objective and similar, though not identical, investment techniques; the fees and expenses of each Fund; potential benefits to shareholders, such as the potential for reduced operating expenses over time due to economies of scale; and the fact that no Reorganization will adversely affect the interests of the corresponding North American Fund shareholders. After each Reorganization, shareholders of a North American Fund will hold shares of the same aggregate net asset value in the SunAmerica Fund.

Q. WHO WILL MANAGE MY FUND AFTER THE REORGANIZATION?

A. AGAM currently manages the assets of each North American Fund. After completion of the Reorganizations, SAAMCo will manage the assets of each North American Fund as part of the corresponding SunAmerica Fund.

Q. WILL THE REORGANIZATIONS BE TAX-FREE?

A. The Reorganizations will be accomplished on a tax-free basis. This means that you should not realize any federal capital gains (or losses) when your North American Fund shares are exchanged for SunAmerica Fund shares.

Q. HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, based upon their evaluation of all relevant information, and after meeting with counsel to the Independent Trustees regarding the legal issues involved, the Board, including the Independent Trustees, recommends that you vote FOR all of the proposals on the enclosed proxy card.

Q. WHO GETS TO VOTE?

A. If you owned shares of a North American Fund on September 17, 2001, you are entitled to vote with respect to your Fund, even if you later sold the shares. Each share of a North American Fund is entitled to one vote, with fractional shares voting proportionally.

Q. WHY ARE MULTIPLE PROXY CARDS ENCLOSED?

A. If you are a shareholder of more than one of the North American Funds, you will receive a proxy card for each North American Fund in which you own shares.

Q. I'M A SMALL INVESTOR. WHY SHOULD I VOTE?

A. Your vote makes a difference. If many small shareholders just like you fail to vote their proxies, your Fund may not receive enough votes to go forward with the Special Meeting of Shareholders and additional costs will be incurred through further proxy solicitations.

Q. HOW DO I VOTE?

A. You have several different ways to vote. They include mail, speaking with a representative on the telephone, and voting on-line over the Internet. If you need more information or have any questions on how to vote call 1-888-221-0697. If you have any questions on a proposal, please call North American Funds' information agent, Georgeson Shareholder, at 1-888-850-2811.

   Your vote is important. Please vote promptly to avoid the additional expense of another solicitation.

                                                                   Exhibit 17(o)

                              NORTH AMERICAN FUNDS

                               Global Equity Fund
                           International Equity Fund
                          International Small Cap Fund

                               ----------------

         IMPORTANT NEWS FOR SHAREHOLDERS OF NORTH AMERICAN FUNDS ONLY*

                               ----------------

   While we encourage you to read the full text of the enclosed Proxy Statement and Prospectus, here is a brief overview of some matters affecting your Fund that require a shareholder vote.

                           Q&A: QUESTIONS AND ANSWERS

Q.  WHAT IS HAPPENING?

A. American International Group, Inc. ("AIG") acquired American General Corporation on August 29, 2001 in a transaction we call the "AIG Merger." AIG is a leading U.S.-based international insurance and financial services organization.

   As a result of the AIG Merger, American General Asset Management Corp. ("AGAM"), your Fund's investment adviser, became part of AIG. SunAmerica Asset Management Corp. ("SAAMCo") is also part of AIG and serves as investment adviser to the SunAmerica Mutual Funds, a $7 billion mutual fund complex.

   You are being presented with two important matters to vote on as a result of the AIG Merger:

    . The continuation of your Fund's investment advisory agreement with AGAM following the AIG Merger; and

    . A proposal to reorganize your Fund with a SunAmerica Mutual Fund. As described in more detail below, there is a proposal to combine the three series of North American Funds named above with a single corresponding SunAmerica Mutual Fund. Shareholders of another SunAmerica Mutual Fund are also being asked to reorganize their Fund into the same SunAmerica Mutual Fund. We refer to each series of North American Funds as a "North American Fund," each series of the SunAmerica Mutual Funds as a "SunAmerica Fund," and each proposed transaction between them as a "Reorganization."

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT WITH AGAM IN PROPOSAL NO. 1?

A. Applicable securities laws require a shareholder vote on a new investment advisory agreement whenever there is a change in control of a fund's investment adviser, because upon such a change in control, the agreement between the investment adviser and the fund terminates automatically. Accordingly, because the AIG Merger resulted in a change in control of AGAM, and therefore the termination of North American Funds' investment advisory agreement with AGAM, shareholder approval of the new investment advisory agreement with AGAM is required. The new investment advisory agreement that shareholders are being asked to approve is the same in all material respects as the North American Funds' previous investment advisory agreement with AGAM. The new investment advisory agreement, as approved by shareholders, will take effect immediately. If you approve the Reorganization applicable to your Fund, the agreement with AGAM will terminate when the Reorganization is completed.

   The Board of Trustees of North American Funds, including all of the Independent Trustees, unanimously recommends that you vote FOR the proposal to approve the new investment advisory agreement with AGAM.
--------
* Shareholders of SunAmerica Style Select Series, Inc. should direct their attention to the "IMPORTANT NEWS FOR SHAREHOLDERS OF SUNAMERICA STYLE SELECT SERIES, INC. ONLY" that immediately follows this discussion.

Q.  WHAT ARE THE REORGANIZATIONS?

A. In anticipation of completion of the AIG Merger, AGAM and SAAMCo presented to the Board of Trustees of North American Funds a proposal to reorganize your Fund with a single comparable SunAmerica Fund. Under each relevant proposal, your Fund would be combined with the SunAmerica Fund, and you would become a shareholder of the SunAmerica Fund. The Board of Trustees of North American Funds unanimously approved each Reorganization.

   North American Fund shareholders are asked to approve the Reorganization. The attached Proxy Statement and Prospectus describes each proposed Reorganization. Specifically, you will find information relating to the following Reorganizations:

       North American Fund:          SunAmerica Fund:
       --------------------          ----------------
       Global Equity Fund            SunAmerica International Equity Fund
       International Equity Fund     SunAmerica International Equity Fund
       International Small Cap Fund  SunAmerica International Equity Fund

   The Board of Trustees of North American Funds, including all of the Independent Trustees, unanimously recommends that you vote FOR the Reorganization.

Q.  HOW WILL THE REORGANIZATIONS AFFECT MY ACCOUNT?

A. If shareholders approve a Reorganization, your North American Fund shares will be exchanged, on a tax-free basis, for an equal aggregate dollar value of shares of the SunAmerica Fund. This means that you may end up with a different number of shares compared to what you originally held, but the total dollar value of your shares will be the same.

   You will receive the same class of SunAmerica Fund shares as the North American Fund shares you hold immediately prior to the Reorganization. (However, if you own Class C shares of a North American Fund, you will receive Class II shares of the SunAmerica Fund since that is the class of SunAmerica Fund shares that corresponds to North American Fund Class C Shares.)

Q.  WHY DOES THE BOARD RECOMMEND THE APPROVAL OF THE REORGANIZATIONS?

A. Your Board has based this recommendation on its consideration of the principal reasons underlying each Reorganization, including the following: the fact that, following each Reorganization, shareholders of each North American Fund would remain invested in a mutual fund having substantially the same or similar investment objective and similar, though not identical, investment techniques; the fees and expenses of each Fund; potential benefits to shareholders, such as the potential for reduced operating expenses over time due to economies of scale; and the fact that no Reorganization will adversely affect the interests of the corresponding North American Fund shareholders. After each Reorganization, shareholders of a North American Fund will hold shares of the same aggregate net asset value in the corresponding SunAmerica Fund.

Q.  WHO WILL MANAGE MY FUND AFTER THE REORGANIZATION?

A. AGAM currently manages the assets of each North American Fund. After completion of the Reorganizations, SAAMCo will be the manager, and AIG Global Investment Corp., an affiliate of SAAMCo, will act as subadviser, for each North American Fund as part of the SunAmerica Fund.

Q.  WILL THE REORGANIZATIONS BE TAX-FREE?

A. The Reorganizations will be accomplished on a tax-free basis. This means that you should not realize any federal capital gains (or losses) when your North American Fund shares are exchanged for SunAmerica Fund shares.

Q.  HOW DOES THE BOARD OF TRUSTEES OF NORTH AMERICAN FUNDS RECOMMEND THAT I
    VOTE?

A. After careful consideration, based upon their evaluation of all relevant information, and after meeting with counsel to the Independent Trustees regarding the legal issues involved, the Board, including the Independent Trustees, recommends that you vote FOR all of the proposals on the enclosed proxy card.

Q.  WHO GETS TO VOTE?

A. If you owned shares of a North American Fund on September 17, 2001, you are entitled to vote with respect to your Fund, even if you later sold the shares. Each share of a North American Fund is entitled to one vote, with fractional shares voting proportionally.

Q.  WHY ARE MULTIPLE PROXY CARDS ENCLOSED?

A. If you are a shareholder of more than one of the North American Funds, you will receive a proxy card for each North American Fund in which you own shares.

Q.  I'M A SMALL INVESTOR. WHY SHOULD I VOTE?

A. Your vote makes a difference. If many small shareholders just like you fail to vote their proxies, your Fund may not receive enough votes to go forward with the Special Meeting of Shareholders and additional costs will be incurred through further proxy solicitations.

Q.  HOW DO I VOTE?

A. You have several different ways to vote. They include mail, speaking with a representative on the telephone, and voting on-line over the Internet. If you need more information or have any questions on how to vote call 1-888-221-0697. If you have any questions on a proposal, please call North American Funds' information agent, Georgeson Shareholder, at 1-888-850-2811.

   Your vote is important. Please vote promptly to avoid the additional expense of another solicitation.

                                       3